EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Annual Report of NCS Multistage Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Ryan Hummer, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Periodic Report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 10, 2025	/s/ Ryan Hummer
Ryan Hummer
Chief Executive Officer